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                                                                   Exhibit 23(a)
                                                                   -------------

                      CONSENT OF INDEPENDENT ACCOUNTANTS


     We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 33-14605, 33-22146, 33-47570, 33-53195, 333-14521
and 333-14523) and Form S-3 (No. 333-51701 and 333-88317) of Battle Mountain
Gold Company of our report dated February 18, 2000, except for Note 19(a), as to which the date is May 12, 2000 and except for Note 19(b) as to which the date is November 21, 2000, relating to the financial statements, which appears on page 48 in this Annual Report on Form 10-K/A.


/s/ PricewaterhouseCoopers LLP


PricewaterhouseCoopers LLP
Houston, Texas
November 22, 2000